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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): December 10, 1999

                             UNIT CORPORATION
            (Exact Name of Registrant as Specified in Charter)


         Delaware                 1-9260               73-1283193
 (State of Incorporation)    (Commission File        (IRS Employer
                                  Number)          Identification No.)


                           1000 Kensington Tower,
                             7130 South Lewis,
                           Tulsa, Oklahoma 74136

            (Address Of Principal Executive Offices)  (Zip Code)

     Registrant's telephone number, including area code: (918) 493-7700

                              (Not Applicable)
       (Former Name Or Former Address, If Changed Since Last Report)























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ITEM 5. OTHER EVENTS.

     On December 10, 1999, Unit Corporation ("Unit") announced that it had entered into a definitive agreement and plan of merger (the "Merger Agreement") with Questa Oil and Gas Co., a Colorado corporation ("Questa"). The Merger Agreement provides, subject to certain conditions set forth therein, that a wholly owned subsidiary of Unit will be merged (the "Merger") with and into Questa, with Questa continuing as the surviving corporation and a wholly owned subsidiary of Unit. At the effective time of the Merger, each share of common stock, par value $.001, of Questa (the "Questa Common Stock") issued and outstanding (excluding any treasury shares held by Questa), at the effective time of the Merger, will be converted into the right to receive .95 shares of common stock, par value $.20 per share, of Unit (the "Unit Common Stock").

     The closing of the Merger is subject to certain conditions set forth in the Merger Agreement, including, among other things, the approval of the holders of at least a majority of the Questa Common Stock and the registration with the Securities and Exchange Commission of the shares of Unit Common Stock to be issued in connection with the Merger.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.
          Not applicable.
     (b)  Pro Forma Financial Information.
          Not applicable.
     (c)  Exhibits.

Exhibit
  No.                 Description
-------               -----------
 99.1   Press Release, issued by Unit Corporation on
        December 10, 1999.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     December 15, 1999
          -----------------
                                    UNIT CORPORATION

                                      By: /s/ King P. Kirchner
                                      ------------------------
                                      King P. Kirchner
                                      Chairman and Chief Executive
                                      Officer






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